As filed with the Securities and Exchange Commission on November 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3190813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices, including zip code)

ENOVA INTERNATIONAL, INC. SECOND AMENDED AND RESTATED

2014 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Sean Rahilly

General Counsel and Secretary

ENOVA INTERNATIONAL, INC.

175 West Jackson Boulevard

Chicago, Illinois  60604

(Name and address of agent for service)

(312) 568-4200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, par value $0.00001 per share	4,500,000	$22.23	$100,035,000	$12,124.24

(1)  This registration statement covers an aggregate of 4,500,000 shares of Enova International, Inc.’s common stock, par value $0.00001 per share (the “Common Stock”), issuable pursuant to the Enova International, Inc. Second Amended and Restated 2014 Long-Term Incentive Plan (the “Second Amended and Restated 2014 LTIP”).  Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Second Amended and Restated 2014 LTIP.

(2)  Estimated solely for the purpose of computing the registration fee.

(3)  Calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. Accordingly, the amount of the registration fee is calculated based upon 4,500,000 shares of Common Stock reserved for issuance under the Second Amended and Restated 2014 LTIP at a price of $22.23, which is the average of the high and low price per share of Common Stock on the New York Stock Exchange on October 25, 2018.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statement on Form S-8 filed by Enova International, Inc. (the “Registrant”) on December 12, 2014 under Registration No. 333-200929, with respect to the securities offered pursuant to the Enova International, Inc. 2014 Long-Term Incentive Plan (the “2014 Long-Term Incentive Plan”) and the Registration Statement on Form S-8 filed by the Registrant on May 17, 2016 under Registration No. 333-211413, with respect to the securities offered pursuant to the Enova International, Inc. First Amended and Restated 2014 Long-Term Incentive Plan (the “First Amended and Restated 2014 Long-Term Incentive Plan”) are each incorporated by reference, with the exception of such opinions, consents, required signatures and exhibits, which are included and made a part of this registration statement. The First Amended and Restated 2014 Long-Term Incentive Plan was amended and restated to increase the total shares authorized for issuance thereunder by 4,500,000 shares.  The Second Amended and Restated 2014 Long-Term Incentive Plan was approved by the shareholders of the Registrant at its annual meeting of shareholders on May 8, 2018.

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed by Enova International, Inc. with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement:

(1)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018;

(2)the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 29, 2018 that are incorporated by reference into Part III of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(3)all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2017; and

(4)the description of the Registrant’s common stock contained in its Registration Statement on Form 10 filed under the Exchange Act (File No. 001-35503), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Christopher McVety, Senior Associate General Counsel of the Registrant, has given his opinion regarding certain legal matters relating to the Plan in this Registration Statement.  Mr. McVety owns, or has the right to acquire, a number of common shares of the Registrant which represents less than 1% of the total outstanding common shares.  Mr. McVety participates in the Plan.

Item 8.	Exhibits

Exhibit No.	Exhibit Description
4.1

Amended and Restated Certificate of Incorporation of Enova International, Inc. filed in the office of the Secretary of State of the State of Delaware on November 14, 2017 (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K, filed on November 17, 2017)

4.2	Amended and Restated Bylaws of Enova International, Inc. dated as of November 14, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K, filed on November 17, 2017)
4.3	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10, filed on October 2, 2014)
4.4

Enova International, Inc. Second Amended and Restated 2014 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders, filed on March 29, 2018)

5.1	Opinion of Christopher McVety (filed herewith)
23.1	Consent of Christopher McVety (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (included with the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 1, 2018.

ENOVA INTERNATIONAL, INC.

By:	/s/ David A. Fisher
David A. Fisher
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Fisher and Sean Rahilly, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ David A. Fisher	Chief Executive Officer, President and Director (Principal Executive Officer)	November 1, 2018
David A. Fisher

/s/ Steven Cunningham	Chief Financial Officer (Principal Financial and Accounting Officer)	November 1, 2018
Steven Cunningham

/s/ Ellen Carnahan	Director	November 1, 2018
Ellen Carnahan

/s/ Daniel R. Feehan	Director	November 1, 2018
Daniel R. Feehan

/s/ William M. Goodyear	Director	November 1, 2018
William M. Goodyear

/s/ James A. Gray	Director	November 1, 2018
James A. Gray

/s/ Gregg A. Kaplan	Director	November 1, 2018
Gregg A. Kaplan

/s/ Mark P. McGowan	Director	November 1, 2018
Mark P. McGowan

/s/ Mark A. Tebbe	Director	November 1, 2018
Mark A. Tebbe